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                                                                     Exhibit 5.2

Suite 900                     Correspondence:      Telephone: 902.420.3200       CHARLES S. REAGH
Purdy's Wharf Tower One       P.O. Box 997         Fax:       902.420.1417       Direct Dial: 902.420.3335
1959 Upper Water Street       Halifax, NS          halifax@smss.com              Direct Fax:  902.496.6173
Halifax, NS                   Canada  B3J 2X2      www.smss.com                  csr@smss.com
Canada  B3J 3N2

Reference No: NS2272-339

November 14, 2003

CHEVRONTEXACO CAPITAL COMPANY
500 5th Avenue S.W.
Calgary, AB T2P 0L7

CHEVRONTEXACO CORPORATION
6001 Bollinger Canyon Road
San Ramon, CA 94583

PILLSBURY WINTHROP LLP
50 Fremont Street
San Francisco, CA 94105

Dear Sirs:

RE:  CHEVRONTEXACO CAPITAL COMPANY (THE "COMPANY") - OFFERING OF DEBT SECURITIES

We have acted as local counsel to the Company in the Province of Nova Scotia (the "PROVINCE") to the Company, a body corporate incorporated under the laws of the Province in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission of the United States of America today by the Company, ChevronTexaco Corporation ("CHEVRONTEXACO") and certain other subsidiaries of ChevronTexaco under the Securities Act of 1933 of the United States of America, as amended (the "SECURITIES ACT"), for the registration of securities, including debt securities ("DEBT SECURITIES") to be issued by the Company. The Debt Securities will be issued under that certain Indenture dated as of July 15, 2002, as supplemented by the First Supplemental Indenture dated as of September 10, 2002 and the Second Supplemental Indenture dated as of February 12, 2003 (as supplemented, the "INDENTURE") each being among the Company, ChevronTexaco and JPMorgan Chase Bank, as trustee. The Indenture has been filed as an exhibit to the Registration Statement.

In our capacity as counsel, we have examined originals or copies identified to our satisfaction as being true copies of the following records, documents or other instruments in the form provided to us of:

(a) the Company's memorandum and articles of association and the resolutions of its board of directors and shareholders and other records maintained by the Company in its minute book;

(b)    the Indenture;

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November 14, 2003
Page 2

(c)    the Registration Statement;

(d) a certificate of status (the "CERTIFICATE OF STATUS") pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated November 12, 2003; and

(e) the corporate records of the Company contained in the minute book of the Company; and

(g) a certificate of an officer of the Company dated the date hereof (the "OFFICER'S CERTIFICATE").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

In stating our opinions, we have assumed:

       a. the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

       b. the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

       c. the completeness and accuracy of all statements of fact set forth in the Officer's Certificate;

       d.   that the Debt Securities will be as described in the Indenture; and

       e. the directors of the Company will at all relevant times have taken all necessary corporate action to approve the issuance and establish the terms of the Debt Securities, the terms of the offerings thereof and related matters.

The opinions hereinafter expressed are limited to the laws of the Province of Nova Scotia as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to the requirements of securities laws of the Province of Nova Scotia.

As to various questions of fact relevant to our opinion which we have not verified independently, we have relied upon certificates of, or letters from, government officials, the Company or its officers including the Certificate of Status and the Officer's Certificate.

Based upon and subject to the foregoing and the limitations set forth below, we are of the opinion that, as of the date hereof:

1. The Company is an unlimited company duly incorporated and organized and is subsisting under the laws of the Province of Nova Scotia and has the corporate power and capacity to create, issue and sell the Debt Securities.

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November 14, 2003
Page 3

2. None of the authorization, execution, issue or delivery of the Indenture or the creation, execution and issuance of the Debt Securities or the performance by the Company of its obligations under the Indenture or the Debt Securities will result in a breach of any of the terms, conditions or provisions of the memorandum of association or articles of association of the Company or of any statute or regulation of the Province of Nova Scotia, or federal statute or regulation in force therein, applicable to the Company.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is solely for the benefit of the addressees hereof in connection with the above described transaction and are not for the benefit of any other person and may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent. We authorize Pillsbury Winthrop LLP to rely upon our opinion in providing their opinion in respect of matters set out above. The opinions herein expressed are given as of the date hereof and only in respect of facts or circumstances existing as of the date hereof. We disclaim any obligation or undertaking to advise you of any change in facts or circumstances or in the law affecting or bearing upon the opinions rendered herein occurring after the date hereof which come or may be brought to our attention.

Yours truly,

STEWART MCKELVEY STIRLING SCALES

/s/ Stewart McKelvey Stirling Scales